UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2018

Cactus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38390	35-2586106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cobalt Center 920 Memorial City Way, Suite 300 Houston, Texas 77024
(Address of principal executive offices) (Zip Code)

(713) 626-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01                   Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 7, 2018, Cactus, Inc. (the “Company”) and Cactus Wellhead, LLC (“Cactus LLC”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, for themselves and as representatives of the other underwriters named therein (the “Underwriters”), relating to the initial public offering (the “Offering”) of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”).

The Underwriting Agreement provides for the offer and sale by the Company of an aggregate of up to 26,450,000 shares of Class A Common Stock, including up to 3,450,000 shares of Class A Common Stock that may be issued and sold to cover over-allotments, if any, at an initial price to the public of $19.00 per share ($17.86 per share net of underwriting discounts and commissions).

The material terms of the Offering are described in the prospectus, dated February 7, 2018 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 9, 2018, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).  The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-222540), initially filed by the Company on January 12, 2018 (the “Initial Registration Statement”) and a registration statement on Form S-1, as amended (File No. 333-222919), initially filed by the Company on February 7, 2018 pursuant to Rule 462(b) under the Securities Act of 1933 (the “Rule 462(b) Registration Statement” and together with the Initial Registration Statement, “Registration Statement”).

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions.  The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of such liabilities.

The Offering closed on February 12, 2018 (the “Closing Date”), and the Company received proceeds of approximately $405.8 million (net of underwriting discounts and commissions and estimated offering expenses) from the sale of 23,000,000 shares of Class A Common Stock.  As described in the Prospectus, the Company contributed the net proceeds of the Offering to Cactus LLC in exchange for common units representing limited liability company interests in Cactus LLC (“CW Units”) under the Cactus LLC Agreement (as described below). The Company caused Cactus LLC to use (i) approximately $251.0 million to repay borrowings outstanding under its term loan facility and (ii) approximately $154.8 million to redeem CW Units from certain direct and indirect owners of Cactus LLC (the “Existing Owners”) on or about the date hereof. If the Underwriters exercise in full their option to purchase additional shares of Class A Common Stock, the Company will receive additional net proceeds of $61.6 million. The Company intends to contribute the net proceeds from any exercise of the Underwriters’ option to purchase additional shares of Class A Common Stock to Cactus LLC in exchange for additional CW Units, and to cause Cactus LLC to use any such amounts to redeem additional CW Units from the Existing Owners.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

Affiliates of Credit Suisse Securities (USA) LLC are lenders under Cactus LLC’s term loan facility and received proceeds of the Offering through the repayment of borrowings thereunder.

The Underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for Cactus LLC and its affiliates from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Cactus, Inc. Long Term Incentive Plan

The description of the Cactus, Inc. Long Term Incentive Plan (the “LTIP”) provided below under Item 5.02 is incorporated in this Item 1.01 by reference.  A copy of the LTIP is attached as Exhibit 10.18 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Registration Rights Agreement

In connection with the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Cadent Energy Partners II, L.P. (“Cadent”), Cactus WH Enterprises, LLC (“HoldCo”) and Lee Boquet (together with HoldCo and Cadent, the “Registration Rights Holders”), dated January 29, 2018 and effective as of the Closing Date.  Pursuant to the Registration Rights Agreement, the Company agreed to register the sale of shares of Class A Common Stock by the Registration Rights Holders under certain circumstances as described below.

The Company has agreed to file a shelf registration statement to permit the resale by the Registration Rights Holders of shares of Class A Common Stock issuable upon the exercise of redemption rights when the Company becomes eligible to register the sale of its securities on Form S-3 under the Securities Act.  In addition, if at any time after the 180th day following the closing of the Offering the Company is not eligible to register the sale of its securities on Form S-3, each of Cadent and HoldCo will have the right to request three “demand” registrations, provided that the aggregate amount of registrable securities that are requested to be included in such demand registration is at least $25,000,000.  Further, the Registration Rights Holders and certain of their assignees will have customary “piggyback” registration rights.

Upon the demand of a Registration Rights Holder, the Company will facilitate in the manner described in the Registration Rights Agreement a “takedown” of Class A Common Stock off of an effective shelf registration statement.  A shelf takedown may take the form of an underwritten public offering provided that the aggregate amount of registrable securities that are requested to be included in such offering is at least $25,000,000.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and the Company’s right to delay or withdraw a registration statement under certain circumstances.  Also, any demand for a registered offering or a takedown and the exercise of any piggyback registration rights will be subject to the constraints of any applicable lock-up arrangements.  In addition, the Company may postpone the filing of a demanded registration statement, suspend the initial effectiveness of any shelf registration statement or delay offerings and sales under any effective shelf registration statement for a reasonable “blackout period” not in excess of 90 days if the board of directors of the Company (the “Board”) determines that such registration or offering could materially interfere with a bona fide business, acquisition or divestiture or financing transaction of the Company or is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect the Company; provided that the Company shall not delay the filing of any demanded registration statement more than once in any 12-month period.

The Company will generally pay all registration expenses in connection with the Company’s obligations under the registration rights agreement, regardless of whether a registration statement is filed or becomes effective.

The foregoing description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Stockholders’ Agreement

In connection with the Offering, the Company entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with Cadent and HoldCo, dated January 29, 2018 and effective as of the Closing Date.  Among other things, the Stockholders’ Agreement provides Cadent with the right to designate a number of nominees (each, a “Cadent Director”) to the Board such that:

•                  at least 50% of the directors on the Board are Cadent Directors for so long as Cadent and its affiliates collectively beneficially own at least 20% of the outstanding shares of Class A Common Stock;

•                  at least 25% of the directors on the Board are Cadent Directors for so long as Cadent and its affiliates collectively beneficially own less than 20% but at least 10% of the outstanding shares of Class A Common Stock;

•                  at least one of the directors on the Board are Cadent Directors for so long as Cadent and its affiliates collectively beneficially own less than 10% but at least 5% of the outstanding shares of Class A Common Stock; and

•                  once Cadent and its affiliates collectively own less than 5% of the outstanding shares of Class A Common Stock, Cadent will not have any Board designation rights.

Further, the Stockholders’ Agreement provides HoldCo with the right to designate a number of nominees (each, a “HoldCo Director”) to our Board such that:

•                  at least 50% of the directors on the Board are HoldCo Directors for so long as HoldCo and its affiliates collectively beneficially own at least 20% of the outstanding shares of Class A Common Stock;

•                  at least 25% of the directors on the Board are HoldCo Directors for so long as HoldCo and its affiliates collectively beneficially own less than 20% but at least 10% of the outstanding shares of Class A Common Stock;

•                  at least one of the directors on the Board are HoldCo Directors for so long as HoldCo and its affiliates collectively beneficially own less than 10% but at least 5% of the outstanding shares of Class A Common Stock; and

•                  once HoldCo and its affiliates collectively own less than 5% of the outstanding shares of Class A Common Stock, HoldCo will not have any Board designation rights.

Pursuant to the Stockholders’ Agreement, the Company, Cadent and HoldCo will be required to take all necessary action, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the election of the nominees designated by Cadent and HoldCo.

The rights granted to Cadent and HoldCo to designate directors are additive to and not intended to limit in any way the rights that Cadent and HoldCo or any of their affiliates may have to nominate, elect or remove directors under the Company’s Certificate of Incorporation, Bylaws or the Delaware General Corporation Law.

The foregoing description is qualified in its entirety by reference to the full text of the Stockholders’ Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Tax Receivable Agreement

In connection with the Offering, the Company entered into a Tax Receivable Agreement (the “TRA”), dated January 29, 2018 and effective as of the Closing Date, with certain direct and indirect owners of Cactus LLC identified therein (each a “TRA Holder”).  This agreement generally provides for the payment by the Company to each TRA Holder of 85% of the net cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the Company actually realizes or is deemed to realize in certain circumstances in periods after the Offering as a result of (i) certain increases in tax basis that occur as a result of the Company’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such TRA Holder’s CW Units in connection with the Offering or pursuant to the exercise of the Redemption Right or the Call Right (in each case, as defined in the Cactus LLC Agreement), (ii) certain increases in tax basis resulting from the repayment, in connection with the Offering, of borrowings outstanding under Cactus LLC’s term loan facility and (iii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, any payments the Company makes under the Tax Receivable Agreement.  The Company will retain the benefit of the remaining 15% of these cash savings.

If the Company elects to terminate the TRA early (or it is terminated early due to the Company’s failure to honor a material obligation thereunder or due to certain mergers, asset sales, other forms of business combinations or other changes of control), the Company would be required to make an immediate payment equal to the present value of the anticipated future payments to be made under the TRA (based upon certain assumptions and deemed events set forth in the TRA) and such payment is expected to be substantial.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the TRA, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Amended and Restated Limited Liability Company Operating Agreement of Cactus LLC

In connection with the Offering, Cactus LLC and its members entered into the First Amended and Restated Limited Liability Company Operating Agreement of Cactus LLC (the “Cactus LLC Agreement”), dated January 29, 2018 and effective as of the Closing Date. The Cactus LLC Agreement, among other things, admitted the Company as the sole managing member of Cactus LLC.  In accordance with the terms of the Cactus LLC Agreement, the holders of CW Units will, subject to certain limitations, have the right (the “Redemption Right”) to cause Cactus LLC to acquire all or at least a minimum portion of its CW Units for, at Cactus LLC’s election, (x) shares of the Company’s Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each CW Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (y) an equivalent amount of cash. Alternatively, upon the exercise of the Redemption Right, the Company (instead of Cactus LLC) will have the right (the “Call Right”) to acquire each tendered CW Unit directly from the exchanging CW Unit Holder (as defined below) for, at its election, (x) one share of Class A Common Stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (y) an equivalent amount of cash. In connection with any redemption of CW Units pursuant to the Redemption Right or the Call Right, the corresponding number of shares of the Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock”), will be cancelled.

The foregoing description of the Cactus LLC Agreement is not complete and is qualified in its entirety by reference to the full text of the Cactus LLC Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 3.02                   Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 under “Amended and Restated Limited Liability Company Operating Agreement of Cactus LLC” is incorporated by reference into this Item 3.02.

In connection with the Offering, the Company, Cactus LLC, HoldCo and certain other indirect owners of Cactus LLC effected a series of restructuring transactions as a result of which (a) all of the membership interests (including outstanding Class A units, Class A-1 units and Class B units) in Cactus LLC held by the Existing Owners were converted into CW Units; (b) the Company contributed the net proceeds of the Offering to Cactus LLC in exchange for 23,000,000 CW Units; (c) Cactus LLC used the net proceeds of the Offering that it received from the Company to repay the borrowings outstanding under its term loan facility and to redeem 8,667,841 CW Units from the Existing Owners; (d) the Company issued and contributed a number of shares of its Class B Common Stock, equal to the number of outstanding CW Units held by the Existing Owners following the redemption described in (c) above to Cactus LLC; and (e) Cactus LLC distributed to each of the Existing Owners that continued to own CW

Units following the Offering (the “CW Unit Holders”) one share of Class B Common Stock for each CW Unit such CW Unit Holder continues to hold following the redemption described in (c) above.

The foregoing description is qualified in its entirety by reference to the full text of the Cactus LLC Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 3.02 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information provided in Item 1.01 hereto under the headings “Registration Rights Agreement” and “Stockholders’ Agreement” and in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements and Non-Competition Agreements

In connection with the Offering, on February 12, 2018, Cactus LLC entered into amended and restated employment agreements (each an “Employment Agreement”) with each of Scott Bender, President and Chief Executive Officer of the Company, and Joel Bender, Senior Vice President, Chief Operating Officer and Secretary of the Company.  Under these Employment Agreements, each of Messrs. Scott and Joel Bender are entitled to receive severance compensation if his employment is terminated under certain conditions, such as a termination by the named executive officer for “good reason” or by us without “cause,” each as defined in the Employment Agreements. Each Employment Agreement has a three-year term that will extend automatically for one-year periods unless advance written notice by either party is provided. In addition, the agreements provide for:

•                  specified minimum base salaries;

•                  participation in all of our employee benefit plans to the extent the executive is eligible thereunder;

•                  termination benefits, including, in specified circumstances, severance payments; and

•                  an annual bonus of up to 100% of annual base salary in the good faith discretion of the Board if executive satisfies budgetary and performance goals, as determined annually by the Board.

The Company has not entered into separate severance agreements with Scott and Joel Bender and instead relies on the terms of each executive’s Employment Agreement to dictate the terms of any severance arrangements. The Employment Agreements do not provide for accelerated or enhanced cash payments or health and welfare benefits upon a change in control, but do provide for salary continuation payments and subsidized health and welfare benefits upon the termination of the executive’s employment for “good reason” or without “cause.”

In connection with the Offering, on February 12, 2018, Cactus LLC entered into amended and restated noncompetition agreements (each a “Noncompetition Agreement”) with each of Scott Bender and Joel Bender.  Each of the Noncompetition Agreements provide that, for a period of one year following termination of his employment, he will not (i) compete against Cactus LLC in connection with Cactus LLC’s business, (ii) solicit or induce any of Cactus LLC’s employees to leave his or her employment with Cactus LLC or hire any of Cactus LLC’s employees or (iii) solicit or entice customers who were Cactus LLC’s customers within the one-year period immediately prior to his date of termination to cease doing business with Cactus LLC or to begin doing business with Cactus LLC’s competitors.

The foregoing description of the Employment Agreements and Noncompetition Agreements is not complete and is qualified in its entirety by reference to the full text of the Employment Agreements and Noncompetition Agreements, which are filed as Exhibits 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and are incorporated in this Item 5.02 by reference.

Indemnification Agreements

In connection with the closing of the Offering, the Company entered into Indemnification Agreements (“Indemnification Agreements”) with each of the executive officers and directors of the Company.  These Indemnification Agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are attached as Exhibits 10.7 through 10.17 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Appointment of Directors

On February 7, 2018, the Board appointed Joel Bender, John (Andy) O’Donnell, Michael McGovern, Alan Semple and Gary Rosenthal as members of the Board.

As compensation for services provided as a member of the Board, each non-employee director will receive the following compensation for his or her service on the board of directors of the Company:

•                  A cash retainer of $80,000 per year, payable quarterly in arrears;

•                  An additional cash retainer of $20,000 per year, payable quarterly in arrears if such non-employee director serves as the chairperson of the Audit Committee and an additional cash retainer of $10,000 per year for each member of the Audit Committee; and

•                  Annual equity based compensation with an aggregate grant date value of $100,000 (as set forth below).

In addition, each director will be reimbursed for out-of-pocket expenses incurred in connection with attending board and committee meetings.

Except as disclosed in the Registration Statement and the Prospectus, there are no arrangements or understandings between Messrs. Scott Bender, Joel Bender, Bruce Rothstein, John (Andy) O’Donnell, Michael McGovern, Alan Semple and Gary Rosenthal and any other person pursuant to which he was selected as a director. Messrs. Bruce Rothstein, John (Andy) O’Donnell, Michael McGovern, Alan Semple and Gary Rosenthal have no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Scott Bender, the President and Chief Executive Officer of the Company and a member of the Board, is the father of Steven Bender, the Company’s Vice President of Operations, and the brother of Joel Bender, the Company’s Senior Vice President, Chief Operating Officer and Secretary and member of the Board.

Biographical information for Joel Bender, John (Andy) O’Donnell, Michael McGovern, Alan Semple and Gary Rosenthal is set forth in the Prospectus under the caption “Management—Directors and Executive Officers” and is incorporated herein by reference.  Certain additional information about the compensation provided to Joel Bender, John (Andy) O’Donnell, Michael McGovern, Alan Semple and Gary Rosenthal is contained in the section of the Prospectus entitled “Executive Compensation” and is incorporated herein by reference.

Pursuant to the Stockholders’ Agreement described above, each of Messrs. Rothstein, O’Donnell and McGovern are deemed to be Cadent Directors, and each of Messrs. Scott Bender, Joel Bender and Alan Semple are deemed to be HoldCo Directors.

Long Term Incentive Plan

On February 7, 2018, the Board adopted the LTIP for the benefit of employees, directors and consultants of the Company and its affiliates.  The LTIP provides for the grant of all or any of the following types of equity-based awards: stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents, other stock-based awards, cash awards, substitute awards and performance awards.  Subject to adjustment in accordance with the terms of the LTIP, 3,000,000 shares of Class A Common Stock have been reserved for issuance pursuant to awards under the LTIP.  Class A Common Stock withheld to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards.  The LTIP will be administered by the Board or an alternative committee appointed by the Board.

The non-employee directors received the annual restricted stock unit grant value of $100,000 in connection with the Offering. All director restricted stock awards will generally be subject to a one year vesting schedule. Due to Mr. Bruce Rothstein’s services as a managing partner at Cadent, all compensation and equity awards that he receives will be payable or transferred to Cadent. In connection with the Offering, Messrs. Rosenthal and Semple also each received restricted stock unit grants with grant date values of $1,250,000 that will vest over three years. In connection with the Offering, Messrs. Scott and Joel Bender each received restricted stock unit grants with grant date values of $1,000,000 and Mr. Steven Bender received restricted stock unit grants with a grant date value of $600,000, in each case that will vest over three years.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is attached as Exhibit 10.18 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Certificate of Incorporation

On February 12, 2018, in connection with the closing of the Offering, the Company amended and restated its Certificate of Incorporation (as amended and restated, the “Certificate of Incorporation”), which was filed with the Secretary of State of the State of Delaware on February 12, 2018.  A description of the Certificate of Incorporation is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Certificate of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Bylaws

On February 12, 2018, in connection with the closing of the Offering, the Company amended and restated its Bylaws (as amended and restated, the “Bylaws”).  A description of the Bylaws is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of February 7, 2018, by and among Cactus, Inc., Cactus Wellhead, LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC for themselves and as representatives of the other underwriters named therein

3.1	Amended and Restated Certificate of Incorporation of Cactus, Inc., effective February 12, 2018
3.2	Amended and Restated Bylaws of Cactus, Inc., effective February 12, 2018
4.1	Registration Rights Agreement, effective as of February 12, 2018, by and among Cactus, Inc. and the stockholders named therein
4.2	Stockholders’ Agreement, effective as of February 12, 2018., by and among Cactus, Inc., Cadent Energy Partners II, L.P. and Cactus WH Enterprises, LLC
10.1	Tax Receivable Agreement, effective as of February 12, 2018, by and among Cactus, Inc. and the other parties named therein

10.2	First Amended and Restated Limited Liability Company Operating Agreement of Cactus Wellhead, LLC, effective as of February 12, 2018
10.3	Amended and Restated Employment Agreement with Scott Bender, dated as of February 12, 2018.
10.4	Amended and Restated Employment Agreement with Joel Bender, dated as of February 12, 2018.
10.5	Amended and Restated Non-competition Agreement with Scott Bender, dated as of February 12, 2018.
10.6	Amended and Restated Non-competition Agreement with Joel Bender, dated as of February 12, 2018.
10.7	Indemnification Agreement (Scott Bender)
10.8	Indemnification Agreement (Joel Bender)
10.9	Indemnification Agreement (Bruce Rothstein)
10.10	Indemnification Agreement (Brian Small)
10.11	Indemnification Agreement (Steven Bender)
10.12	Indemnification Agreement (Stephen Tadlock)
10.13	Indemnification Agreement (John (Andy) O’Donnell)
10.14	Indemnification Agreement (Michael McGovern)
10.15	Indemnification Agreement (Alan Semple)
10.16	Indemnification Agreement (Gary Rosenthal)
10.17	Indemnification Agreement (Ike Smith)
10.18	Cactus, Inc. Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2018

Cactus, Inc.

By:	/s/Brian Small
Name:	Brian Small
Title:	Chief Financial Officer